SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)	December 14, 2004

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1440 Kiewit Plaza Omaha, Nebraska	68131

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

ITEM 5.02(d) Election of Directors
EXHIBIT INDEX
SIGNATURES
EX-99.1

ITEM 5.02(d) Election of Directors

     On December 14, 2004, Berkshire Hathaway Inc.’s Board of Directors voted to elect William H. Gates III to serve as a director of the Corporation. At the time of this filing, the committees of the Board that Mr. Gates will serve has not been determined. Mr. Gates is Chief Software Architect, Chairman of the Board and a principal shareholder of Microsoft Corporation. At the time of the filing, the amount of transactions between Berkshire Hathaway Inc. and Microsoft Corporation during 2004 has not been determined.

     A copy of the press release announcing the election of Mr. Gates to the Berkshire Hathaway Inc. Board of Directors is attached hereto as an exhibit (99.1).

EXHIBIT INDEX

99.1	Press Release issued on December 14, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2004	BERKSHIRE HATHAWAY INC.
/s/ Marc D. Hamburg
By: Marc D. Hamburg
Vice President and Chief Financial Officer